Exhibit 99.1

PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS
FIRST QUARTER 2013 FINANCIAL RESULTS

HAMILTON, BERMUDA, April 17, 2013 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported net income of $86.5 million and diluted earnings per common share of $2.63 for the quarter ended March 31, 2013.

The results for the quarter include net premiums earned of $126.9 million, net favorable development of $54.5 million, net investment income of $18.5 million, net realized gains on investments of $13.3 million and no losses from 2013 major catastrophes.

Michael D. Price, Platinum’s Chief Executive Officer, commented, “Our results reflect favorable prior period development, the absence of major catastrophe activity and active capital management. Our book value per common share grew to $60.23 as of March 31, 2013, an increase of 4.0% from December 31, 2012.”

Mr. Price added, “Absent major events in the insurance or capital markets, we expect stability in overall reinsurance rate adequacy. Given our attractive balance sheet composition and broad market access, we are well positioned to take advantage of quality reinsurance underwriting, investment and capital management opportunities as they arise.”

Results for the quarter ended March 31, 2013 are summarized as follows:

•	Net income was $86.5 million and diluted earnings per common share were $2.63.

•	Net premiums written were $134.8 million and net premiums earned were $126.9 million.

•	Combined ratio was 45.4%.

•	Net investment income was $18.5 million.

•	Net realized gains on investments were $13.3 million.

Results for the quarter ended March 31, 2013 as compared with the quarter ended March 31, 2012 are summarized as follows:

•	Net income was $86.5 million compared to net income of $53.3 million.

•	Net premiums written decreased $8.9 million (or 6.2%) and net premiums earned decreased $11.4 million (or 8.2%).

•	Combined ratio decreased 42.8 percentage points.

•	Net investment income decreased $10.0 million (or 35.1%).

•	Net realized gains on investments decreased $9.0 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended March 31, 2013 were $59.4 million, $70.8 million and $4.5 million, respectively, representing 44.1%, 52.6% and 3.3%, respectively, of total net premiums written. Combined ratios for these segments were 2.6%, 73.0% and 110.2%, respectively. Compared with the quarter ended March 31, 2012, net premiums written decreased $8.7 million (or 12.8%) and $3.6 million (or 4.8%) in the Property and Marine and Casualty segments, respectively, and increased $3.4 million (or 305.6%) in the Finite Risk segment.

Total assets were $4.3 billion as of March 31, 2013, a decrease of $64.0 million (or 1.5%) from December 31, 2012. Investments and cash and cash equivalents were $3.9 billion as of March 31, 2013, a decrease of $64.5 million (or 1.6%) from December 31, 2012.

Shareholders’ equity was $1.9 billion as of March 31, 2013, an increase of $18.1 million (or 1.0%) from December 31, 2012.  Book value per common share was $60.23 as of March 31, 2013 based on 31.8 million common shares outstanding, an increase of $2.33 (or 4.0%) from $57.90 as of December 31, 2012 based on 32.7 million common shares outstanding. During the quarter ended March 31, 2013, the Company repurchased an aggregate of 1,291,864 common shares for $68.3 million at a weighted average cost, including commissions, of $52.88 per share.

Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement).  The Financial Supplement provides additional detail regarding the financial performance of Platinum and its business segments.

Teleconference
Platinum will host a teleconference to discuss its financial results on Thursday, April 18, 2013 at 8:00 a.m. Eastern time.  The call may be accessed by dialing 888-264-8892 (US callers) or 913-312-0724 (international callers) or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com.  Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call.  Please specify passcode 9883734.

The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Thursday, April 18, 2013 until 11:00 a.m. Eastern time on Thursday, April 25, 2013.  To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode 9883734. The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures
In presenting the Company's results, management has included certain financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP).  Such measures, including underwriting income or loss, related underwriting ratios and book value per common share, are referred to as non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with GAAP.  Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis.  Platinum operates through its principal subsidiaries in Bermuda and the United States.  For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are based on our current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies.  These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.  In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.  The inclusion of forward-looking statements in this press release should not be considered as a representation by us or any other person that our current plans or expectations will be achieved.  Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including, but not limited to, the occurrence of severe natural or man-made catastrophic events; the effectiveness of our loss limitation methods and pricing models; the adequacy of our ceding companies’ ability to assess the risks they underwrite; the adequacy of our liability for unpaid losses and loss adjustment expenses; the effects of emerging claim and coverage issues on our business; our ability to maintain our A.M. Best and S&P ratings; our ability to raise capital on acceptable terms if necessary; our exposure to credit loss from counterparties in the normal course of business; our ability to provide reinsurance from Bermuda to insurers domiciled in the United States; the effect on our business of the cyclicality of the property and casualty reinsurance business; the effect on our business of the highly competitive nature of the property and casualty reinsurance industry, including the effect of new entrants to the industry; losses that we could face from terrorism, political unrest and war; our dependence on the business provided to us by reinsurance brokers and our exposure to credit risk associated with our brokers during the premium and loss settlement process; the availability of retrocessional reinsurance on acceptable terms; foreign currency exchange rate fluctuation; our ability to maintain and enhance effective operating procedures and internal controls over financial reporting; our need to make many estimates and judgments in the preparation of our financial statements; the limitations placed on our financial and operational flexibility by the representations, warranties and covenants in our debt and credit facilities; our ability to retain key executives and attract and retain additional qualified personnel in the future; the performance of our investment portfolio; the effects of changes in market interest rates on our investment portfolio; the concentration of our investment portfolio in any particular industry, asset class or geographic region; the effects that the imposition of U.S. corporate income tax would have on Platinum Underwriters Holdings, Ltd. and its non-U.S. subsidiaries; the risk that U.S. persons who hold our shares will be subject to adverse U.S. federal income tax consequences under certain circumstances; the risk that U.S. persons who dispose of our shares may be subject to U.S. federal income taxation at the rates applicable to dividends on all or a portion of their gains, if any; the risk that holders of 10% or more of our shares may be subject to U.S. income taxation under the “controlled foreign corporation” rules; the effect of changes in U.S. federal income tax law on an investment in our shares; the possibility that we may become subject to taxes in Bermuda; the effect on our business of potential changes in the regulatory system under which we operate; the impact of regulatory regimes and changes to accounting rules on our financial results, irrespective of business operations; the uncertain impact on our business of the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010; the dependence of the cash flows of Platinum Underwriters Holdings, Ltd., a holding company, on dividends, interest and other permissible payments from its subsidiaries to meet its obligations; the risk that our shareholders may have greater difficulty in protecting their interests than would shareholders of a U.S. corporation; and limitations on the ownership, transfer and voting rights of our common shares.  As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The foregoing factors should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.  For a detailed discussion of our risk factors, refer to Item 1A, "Risk Factors," in our Annual Report on Form 10-K for the year ended December 31, 2012.

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Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of March 31, 2013 and December 31, 2012
($ and amounts in thousands, except per share data)

	(unaudited)
	March 31,	December 31,
	2013	2012
Assets
Investments:
Fixed maturity securities	$1,992,457	$2,054,498
Short-term investments	104,443	172,801
Cash and cash equivalents	1,786,246	1,720,395
Accrued investment income	22,995	21,299
Reinsurance premiums receivable	124,590	128,517
Reinsurance balances (prepaid and recoverable)	4,701	6,560
Funds held by ceding companies	115,915	114,090
Deferred acquisition costs	28,789	28,112
Reinsurance deposit asset	52,088	50,693
Other assets	37,084	36,338
Total assets	$4,269,308	$4,333,303

Liabilities
Unpaid losses and loss adjustment expenses	$1,862,278	$1,961,282
Unearned premiums	119,537	113,960
Debt obligations	250,000	250,000
Commissions payable	67,667	64,849
Other liabilities	57,160	48,678
Total liabilities	$2,356,642	$2,438,769

Shareholders' Equity
Common shares	$318	$327
Additional paid-in capital	150,693	209,897
Accumulated other comprehensive income	131,103	137,690
Retained earnings	1,630,552	1,546,620
Total shareholders' equity	$1,912,666	$1,894,534

Total liabilities and shareholders' equity	$4,269,308	$4,333,303

Book value per common share (1)	$60.23	$57.90

(1)
Book value per common share is a non-GAAP financial measure as defined by Regulation G and is determined by dividing shareholders' equity by common shares outstanding of 31,757 and 32,722 at March 31, 2013 and December 31, 2012, respectively.

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)
For the Three Months Ended March 31, 2013 and 2012
($ and amounts in thousands, except per share data)

	2013	2012
Revenue
Net premiums earned	$126,853	$138,212
Net investment income	18,544	28,552
Net realized gains on investments	13,318	22,339
Net impairment losses on investments	(421)	(1,070)
Other income (expense)	1,392	(479)
Total revenue	159,686	187,554

Expenses
Net losses and loss adjustment expenses	13,998	79,196
Net acquisition expenses	30,219	30,657
Operating expenses	19,305	16,983
Net foreign currency exchange losses (gains)	(220)	532
Interest expense	4,779	4,772
Total expenses	68,081	132,140
Income before income taxes	91,605	55,414
Income tax expense	5,089	2,127
Net income	$86,516	$53,287

Basic
Weighted average common shares outstanding	32,373	35,291
Basic earnings per common share	$2.67	$1.50

Diluted
Adjusted weighted average common shares outstanding	32,838	35,510
Diluted earnings per common share	$2.63	$1.49

Comprehensive income
Net income	$86,516	$53,287
Other comprehensive income (loss), net of deferred taxes	(6,587)	(6,177)
Comprehensive income	$79,929	$47,110

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Three Months Ended March 31, 2013 and 2012
($ in thousands)

	Three Months Ended March 31, 2013
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$59,427	$70,844	$4,494	$134,765

Net premiums earned	51,852	70,795	4,206	126,853
Net losses and loss adjustment expenses	(14,205)	29,643	(1,440)	13,998
Net acquisition expenses	8,227	16,249	5,743	30,219
Other underwriting expenses	7,332	5,723	333	13,388
Segment underwriting income (loss)*	$50,498	$19,180	$(430)	69,248

Net investment income				18,544
Net realized gains on investments				13,318
Net impairment losses on investments				(421)
Other income (expense)				1,392
Corporate expenses not allocated to segments				(5,917)
Net foreign currency exchange (losses) gains				220
Interest expense				(4,779)
Income before income taxes				$91,605

Underwriting ratios:*
Net loss and loss adjustment expense	(27.4%)	41.9%	(34.2%)	11.0%
Net acquisition expense	15.9%	23.0%	136.5%	23.8%
Other underwriting expense	14.1%	8.1%	7.9%	10.6%
Combined	2.6%	73.0%	110.2%	45.4%

	Three Months Ended March 31, 2012
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$68,153	$74,400	$1,108	$143,661

Net premiums earned	61,328	75,766	1,118	138,212
Net losses and loss adjustment expenses	40,937	41,036	(2,777)	79,196
Net acquisition expenses	9,235	17,375	4,047	30,657
Other underwriting expenses	6,835	5,036	191	12,062
Segment underwriting income (loss)*	$4,321	$12,319	$(343)	16,297

Net investment income				28,552
Net realized gains on investments				22,339
Net impairment losses on investments				(1,070)
Other income (expense)				(479)
Corporate expenses not allocated to segments				(4,921)
Net foreign currency exchange (losses) gains				(532)
Interest expense				(4,772)
Income before income taxes				$55,414

Underwriting ratios:*
Net loss and loss adjustment expense	66.8%	54.2%	(248.4%)	57.3%
Net acquisition expense	15.1%	22.9%	362.0%	22.2%
Other underwriting expense	11.1%	6.6%	17.1%	8.7%
Combined	93.0%	83.7%	130.7%	88.2%

*	Segment underwriting income or loss and underwriting ratios are non-GAAP measures as defined by Regulation G. The underwriting ratios are calculated by dividing each item above by net premiums earned.

Contact:	Kenneth A. Kurtzman
(203) 252-5833